Exhibit 10 (b)








                          WEST PHARMACEUTICAL SERVICES, INC.



                             DEFERRED COMPENSATION PLAN

                                         FOR

                                  OUTSIDE DIRECTORS







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                                  PLAN DOCUMENT
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                    As Amended and Restated Effective May 27, 1999








                      NON-QUALIFIED DEFERRED COMPENSATION PLAN
                                FOR OUTSIDE DIRECTORS

                   (As Amended and Restated Effective May 27, 1999)


               The Board of Directors of West Pharmaceutical Services, Inc.
          (the "Company") hereby adopts the West Pharmaceutical Services, Inc. Non-Qualified Deferred Compensation Plan for Outside Directors, as amended and restated (the "Plan"), effective May 27, 1999, except as otherwise provided herein. The Plan was formerly known as The West Company, Incorporated Non-Qualified Deferred Compensation Plan for Outside Directors. The purpose of the Plan is to defer the receipt of all or a portion of the Directors' Fees payable to the Company's Eligible Directors.



               The Plan also provides for the crediting, using a separate account, of stock equivalents (the "Stock Equivalents") that (i) are awarded to a Director under the West Pharmaceutical Services, Inc. Stock-Equivalents Compensation Plan for Non-Employee Directors (the "Stock-Equivalents Plan"), or (ii) were credited to the Director pursuant to the conversion of the Director's benefit under the Company's Retirement Plan for Non-Employee Directors under the terms of the Stock-Equivalents Plan.

                            -----------------------------



          1. Eligible Directors. Duly elected members of the Board of Directors of the Company ("Directors") eligible to participate in this Plan shall be those Directors who are not officers or employees of the Company or any of its subsidiaries as defined in section 425 (f) of the Internal Revenue Code of 1986, as amended.



          2. Deferrable Compensation. An Eligible Director may elect to defer all or any part or none of the compensation payable to such Eligible Director by the Company for services rendered as a director ("Directors' Fees").



          3    Crediting of Stock Equivalents.   An Eligible Director shall
               also be credited with any Stock Equivalents awarded or credited to the Director under the Stock-Equivalents Plan, in accordance with the terms and conditions contained therein.


          4. Election to Defer. An Eligible Director who desires to defer payment of his or her Directors' Fees in any calendar year shall notify the Company's Secretary in writing on or before December 15 of the prior year, stating how much of his or her Directors' Fees shall be deferred. An election so made shall be irrevocable and shall apply to payments made in each calendar year thereafter until the Director shall, on or before December 15, notify the Company's Secretary in writing that a different election shall apply to the following calendar years. Any such election shall likewise continue in effect until similarly changed.



          5. Non-Deferred Compensation. Any Directors' Fees that are not deferred under this Plan shall be paid in line with normal Company policy.



          6.   Deferred Compensation Accounts.



               a) Credits. At the time that a Director makes an election to defer under Paragraph 4 above, the Director shall also indicate whether the amount he or she chooses to defer shall be credited to an "A" Account or to a "B" Account, as described below. The Company shall then establish such an Account for that Director. The Company shall also establish a "C" Account for purposes of crediting Stock Equivalents awarded or credited under the Stock-Equivalents Plan.



                    i) "A" Account. If a Director elects an "A" Account, his or her account shall be credited on the last business day of each calendar quarter with the amount of his or her Directors' Fees earned during that quarter but deferred pursuant to Paragraph 4.



                    ii) "B" Account. If a Director elects a "B" Account, his or her account shall be credited on the last business day of each calendar quarter with a number of Stock Equivalents equal to that number (including fractions) obtained by dividing the amount of his or her Directors' Fees earned during that quarter but deferred under Paragraph 4, by the Fair Market Value of the Company's common stock (the "Common Stock") on the last business day of such calendar quarter.



                    iii) "C"  Account. A  Director's "C"  Account shall  be
                         credited, from time to time, with the Stock Equivalents, if any, that are awarded to the Director under the Stock-Equivalents Plan.



                    iv)  "Fair  Market Value"  (for  all  purposes of  this
                         Plan) shall mean on any given date the mean between the highest and lowest prices of actual sales of Common Stock on the New York Stock Exchange (or other principal exchange on which it is traded) on such date. If no sales were made on such date, then the mean shall be calculated using the highest and lowest prices of sales on the last preceding date on which the Common Stock was traded.



               b) Earnings. In addition, the Company shall credit the indicated Account as follows:



                    i) "A" Account. As of January 1, April 1, July 1 and October 1 of each year, the Company shall credit, as earnings to each "A" Account established on behalf of a Director, an amount equal to a percentage of the balance in each such A Account at the end of the preceding calendar quarter, determined without regard to any additions made to such "A" Account as of the last business day of that calendar quarter. Such percentage shall be equal to one-fourth of the prime rate of interest at the Company's principal commercial bank in effect on the last day of such quarter.



                    ii) "B" Account. As of January 1, April 1, July 1 and October 1 of each year, the Company shall credit as earnings to each "B" Account, an additional number of Stock Equivalents. The number of additional Stock Equivalents to be credited shall be determined by dividing the dividends paid during the preceding calendar quarter with respect to the number of shares of Common Stock equal to the Stock Equivalents in the B Account on the relevant dividend record dates, by the Fair Market Value of the Common Stock on the last business day of the previous calendar quarter.



                    iii) "C"  Account. As of January 1, April 1, July 1 and
                         October 1 of each year, the Company shall credit as earnings to each "C" Account an additional number of Stock Equivalents. The number of additional Stock Equivalents to be credited shall be determined by dividing the dividends paid during the preceding calendar quarter with respect to the number of shares of Common Stock equal to the Stock Equivalents in the "C" Account on the relevant dividend record dates, by the Fair Market Value of the Common Stock on the last business day of the previous calendar quarter.



          7. Adjustments. In the event of any change in the Common Stock, the value and attributes of each Stock Equivalent shall be appropriately adjusted consistent with such change to the same extent as if such Stock Equivalents were instead, issued and outstanding shares of Common Stock. A change referred to in this Paragraph includes, without limitation, a stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or any similar change affecting the Common Stock



          8. Payment of Deferred Compensation. The balance in a Director's Account shall be determined on the first day of the calendar quarter following the calendar quarter in which he or she ceases to be a Director of the Company, whether by reason of death, resignation, removal, failure of re-election, or otherwise ("Termination Date").

               a) The balance in a Director's "A" Account shall be the dollar amount credited to such Account as of the Termination Date. The balance in a Director's "B" and "C" Accounts shall be the dollar amount that would be derived if shares of Common Stock equal in number to the Stock Equivalents credited to such Account as of the Termination Date were sold at Fair Market Value on the Termination Date.



               b) The balance in a Director's "A" Account, "B" Account and "C" Account, as determined in the preceding paragraph, shall be paid to him or her in cash in a lump sum payable during the month following the
                    Termination Date. An election to receive a lump sum payment of the balance in a Director's Accounts must be made no later than at the time the Director makes his or her election to defer under Paragraph 4 above.



               c) If no election to receive a lump sum is made, a Director shall receive the balance in each of his or her Accounts in ten equal installments. The first installment shall be paid on the January 15 immediately following the Termination Date, and the others shall be paid on January 15 of the second through tenth years following the Termination Date. The second through tenth installments shall be increased by earnings that would have been credited to the remaining balance if it had been held in an "A" Account during the year.





          9. Designation of Beneficiary. If a Director dies before receiving the entire balance of his or her Accounts, any balance remaining in the Accounts shall be paid in a lump sum to the Director's designated beneficiary. If the Director has not designated a beneficiary in writing to the Company's Secretary, then the balance shall be paid to the Director's estate. Any designation of beneficiary may be revoked or modified at any time by the Director.



          10. Unsecured Obligation of Company. The Company's obligations to establish and maintain Accounts for each electing Eligible Director and to make payments of deferred compensation to such Eligible Director under this Plan shall be the general unsecured obligations of the Company. The Company shall have no obligation to establish any separate fund, purchase any annuity contract or in any other way make special provision or specially earmark any funds for the payment of any amounts called for under this Plan. Neither this Plan nor any actions taken under or pursuant to this Plan shall be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Eligible Director, his or her designated beneficiary, executors or administrators, or any other person or entity. If the Company chooses to establish such a fund or purchase such an annuity contract or make any other arrangement to provide for the payment of any amounts called for under this Plan, such fund, contract or arrangement shall remain part of the general assets of the Company. No person claiming benefits under this Plan shall have any right, title, or interest in or to any such fund, contract or arrangement.



          11. Withholding of Taxes. The rights of a Director to payments under this Plan shall be subject to the Company's obligations to withhold from such payments all applicable federal, state, local or foreign withholding taxes.



          12. Assignability. Except as described in Paragraph 9, no portion of a Director's Account may be assigned or transferred in any manner, and no Account shall be subject to anticipation or to voluntary or involuntary alienation.



          13.  Amendments and Termination.



               a) The Plan may be amended at any time by the entire Board of Directors or by a Committee of the Board of Directors consisting only of Directors not eligible to defer compensation under the Plan. The Board may amend or terminate the Plan at any time; provided that no amendment may be made without:



                    i) the appropriate approval of the Company's shareholders if such approval is necessary to comply with any tax or other regulatory requirement, including any shareholder approval required as a condition to the exemptive relief under Section 16(b) of the Securities Exchange Act of 1934, as amended from time to time, and the regulations promulgated thereunder (the "Exchange Act'); or



                    ii)  the  Director's consent,  if such  amendment would
                         adversely   impair  or   affect   any  rights   or
                         obligations of the Director under the Plan.



               b) Prior Shareholder and Eligible Director Approval. Anything herein to the contrary notwithstanding, the Board may amend the Plan without the consent of Eligible Directors or shareholders to comply with the requirements of Rule 16b-3 issued under the Exchange Act, or any successor rules promulgated by the Securities and Exchange Commission.





          14. Effective Date. The Plan shall be effective with respect to Director's Fees payable by the Company after May 27, 1999.





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               As adopted  by the  Compensation Committee  of the Board  of
          Directors under delegated authority this 27th day of May, 1999.



          [CORPORATE SEAL]                WEST   PHARMACEUTICAL   SERVICES,
          INC.



                                               By:

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                                                  John R. Gailey, Secretary